                                                                         Revised

                             ATM FUNDING AGREEMENT

      This Agreement ("Agreement") is made and entered into this 6TH of June 1997, between American ATM Corporation a Corporation (corporation, partnership, sole proprietorship), whose principal place of business is located at 5061 N. Dixie Highway Boca Raton, FL 33431 ("ATM OWNER"), and AMERICAN SECURITY BANK, a bank chartered under the laws of the State of Louisiana ("FUNDING BANK").

      WHEREAS, ATM OWNER is the owner and operator of Automated Teller Machines ("ATMs"); and

      WHEREAS, FUNDING BANK and /or SPONSORED BANK has sponsored ATM OWNER into NETWORK, as hereafter defined, pursuant to that certain Sponsorship Agreement (the "Sponsorship Agreement") dated _______ by and between SPONSORED BANK/FUNDING BANK and ATM OWNER; and

      WHEREAS, ATM OWNER desires FUNDING BANK to advance cash to fund ATMs owned by ATM OWNER and to provide other related services;

      NOW, THEREFORE, in consideration of the premises, the premises net forth below, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  Definitions

      The following terms shall have the following meanings when used herein:

      1. "Bylaws and Operating Regulations" shall have the same meaning as in the Sponsorship Agreement.

      2. "NETWORK" shall have the same meaning as in the Sponsorship Agreement.

      3. "Regulation E" shall mean Regulation E governing Electronic Fund Transfers, as promulgated by the Board of Governors of the Federal Reserve System and as found at 12 CFR Section 205.1 et. seq.

      4. "FUNDING BANK ATM Cash Account" shall mean the account maintained by FUNDING BANK from which funds are disbursed to fund ATMs, as shown on Exhibit A attached hereto.


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      5. "ATM OWNER Settlement Account" shall mean the account maintained by ATM
OWNER and SETTLEMENT/SPONSOR BANK on behalf of FUNDING BANK into which the NETWORK deposits funds collected on behalf of ATM OWNER, as shown on Schedule A attached hereto.

      6. "Prime Rate" shall mean the current prime rate (New York Prime) as set forth on the first business day of the month following the Funding Month, as hereafter defined.

      7. "ATM OWNER's Money Market Account" shall mean the account maintained by ATM OWNER at FUNDING BANK as shown on Exhibit A attached hereto.

                                   SECTION 2

                                Funding of ATMs

            Subject to the provisions contained herein, FUNDING BANK hereby agrees to advance cash ("Advanced Funds") to fund ATMs owned by ATM OWNER, based on financial soundness of said owner and/or a guarantor, insurance policies. FUNDING BANK, at its sole discretion, will limit number of terminals to advance funds and will not exceed 100 numbers of ATMs, not to exceed $4,000,000.00 dollars unless otherwise this Agreement contains addendum provisions. The ATM OWNER and FUNDING BANK will contract (Tri-Party) with a Third Party Service Provider, as hereafter defined, to stock such ATMs with advanced funds and FUNDING BANK will employ an ATM Balancer, on behalf of ATM OWNER as hereafter defined, to balance each ATM owned by ATM OWNER.

                                   SECTION 3

                              Duties of ATM OWNER

      3.1 Background Investigation. ATM OWNER shall cooperate in all respects with the background investigation to be conducted by FUNDING BANK (or at FUNDING BANK's behest), pursuant to Section 4.1 herein.

      3.2 Applicable Rules. ATM OWNER shall abide by and operate in accordance with all applicable rules and regulations set forth in the Bylaws and Operating Regulations.

      3.3. Notices to FUNDING BANK. ATM OWNER shall deliver to FUNDING BANK, within three (3) business days of receipt, a copy of all notices or correspondence it receives from any third party relating to network sponsorship, the operation of the ATMs, the funding of the ATMs, or the performance of this Agreement. ATM OWNER shall keep FUNDING BANK informed of the location of each ATM and shall provide FUNDING BANK with such additional information concerning the ATMs and the operations of ATM OWNER as may be reasonably requested by FUNDING BANK.

      3.4 Financial Statements. ATM OWNER shall deliver to FUNDING BANK, within forty-five (45) days following the end of each fiscal year of ATM OWNER, a balance sheet and income statement for such fiscal year, together with any additional financial statements or information reasonably


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requested by FUNDING BANK. All financial statements shall be prepared in accordance with generally accepted accounting principles.

      3.5 Liability of ATM OWNER to FUNDING BANK. ATM OWNER acknowledges and agrees that it is responsible for any and all obligations related to the funding of ATM OWNER's ATMs which are imposed upon FUNDING BANK, whether by NETWORK or others, under applicable laws and regulations.

      3.6 Change of Ownership. ATM OWNER shall not sell or otherwise transfer all or substantially all of its assets, nor shall a change in control of ATM OWNER occur, without the prior written notification and consent of FUNDING BANK.

      3.7 Handling of Physical Cash. ATM OWNER shall not have access, at any time, to physical cash in ATM(s). Parties to replenish cash in ATM(s) as reflected in Section 4.4.

      3.8 Compliance with Regulations. ATM OWNER shall comply with all applicable NETWORK regulations and all applicable state and federal regulations, including Regulation E. ATM OWNER shall comply with all regulations of FUNDING OWNER.

      3.9 ATM Surcharges. ATM OWNER shall not charge customers or employees of FUNDING BANK a surcharge for use of ATMs owned by ATM OWNER.

                                   SECTION 4

                             Duties of FUNDING BANK

      4.1 Background Investigation of ATM OWNER and Principals. FUNDING BANK agrees to promptly begin conducing a background investigation of ATM OWNER (including investigation of the financial responsibility of ATM OWNER) in accordance with the requirements of NETWORK. Notwithstanding anything contained herein to the contrary, FUNDING BANK shall have no further obligations under this Agreement until such investigation is completed and FUNDING BANK determines the results of the investigation to be satisfactory.

      4.2 Notices. FUNDING BANK shall deliver to ATM OWNER a copy of all notices or correspondence that it receives form NETWORK(s) or third party, relating to FUNDING BANK's funding of ATM OWNER's ATMs, within ten (10) business days of receipt of such notice or correspondence. FUNDING BANK will deliver all notices of fees to ATM OWNERS via facsimile on the day of occurrence and will forward originals via mail within three (3) business days.

      4.3 Financial Statements. Within one hundred eighty (180) days following the end of each fiscal year, FUNDING BANK shall deliver to ATM OWNER a copy of the annual report of American Security Bank, the sole shareholder of FUNDING BANK, or the annual report of its successor.


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      4.4 Third-Party Service Provider. FUNDING BANK and ATM OWNER shall contract with a Third Party Service Provider ("The Third Party Service Provider") to replenish and stock ATM OWNER'S ATMs with cash pursuant to a request from ATM OWNER (only the Third Party Service Provider shall have access to physical cash in ATM's). FUNDING BANK may require an audit report from Third Party Service Provider or ATM OWNER every one hundred twenty (120) days. ATM OWNER shall bear expense incurred for the Third Party Service Provider, as provided in Section 7.1 herein.

                                   SECTION 5

                      Funding of ATMs and Settlement Funds

      5.1 Funding of ATMs. When ATM OWNER wishes FUNDING BANK to provide Advance Funds, ATM OWNER shall notify FUNDING BANK of the desired amount of Advanced Funds by placing telephone call to a recorded telephone line maintained by FUNDING BANK to record requests for electronic funds transfers. Within 48 hours of the recording of ATM OWNER's request, FUNDING BANK shall provide the requested Advance Funds to ATM OWNER by debiting the FUNDING BANK ATM Cash Account and instituting, at the option of FUNDING BANK, one of the following procedures: (i) FUNDING BANK may wire transfer the Advanced Funds through the Federal Reserve Bank, which funds shall be picked up by the Third Party Service Provider; (ii) FUNDING BANK may advance a lump sum to the Third Party Service Provider for the Third Party Service Provider to keep in its vault from which the Advanced Funds will be debited, and FUNDING BANK shall perform an audit of these funds every one hundred twenty (120) days; or (iii) FUNDING BANK may transmit the Advanced Funds by wire transfer to a correspondence account of FUNDING BANK, which funds shall be picked up by Third Party Service Provider.

      ATM OWNER shall pay a fee to FUNDING BANK for the Advanced Funds (the "Funding Fee"). The Funding Fee shall be calculated as described in Section 7.4 herein.

      5.2 Settlement Reimbursement of Funds. ATM OWNER shall reimburse FUNDING BANK for all Advance Funds from funds deposited by NETWORK into the ATM OWNER Settlement Account by electronically transferring the funds due to FUNDING BANK to the FUNDING BANK ATM Cash Account. Settlement reimbursement of funds to FUNDING BANK ATM Cash Account shall occur no later than three (3) business days from the date of the credit to the ATM OWNER Settlement Account.


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                                   SECTION 6

                          Terminal Balancing Services

      6.1 Terminal Balancing Services by FUNDING BANK. FUNDING BANK shall hire, train and supervise an individual (the "ATM Balancer") to provide Terminal Balancing Services, by EFT FUNDING BANK. On a bi-weekly or weekly basis for each terminal owned by ATM OWNER, the ATM Balancer will reconcile and review all applicable reports to ensure that each ATM is in balance. The FUNDING BANK shall provide ATM OWNER with a biweekly balancing status report (the "Balancing Status Report") covering all ATMs owned by ATM OWNER. The ATM Balancer will be responsible for clearing all discrepancies for each ATM in accordance with NETWORK regulations and Regulation E. ATM OWNER shall be responsible for all expenses relating to ATM Balancer and the ATM Balancing, including but not limited to all balancing services and adjustments, Services, as described in
Section 7.2 herein.

      6.2 Terminal Balancing by ATM OWNER. ATM OWNER shall provide FUNDING BANK with a bi-monthly reconciliation report for each ATM funded by FUNDING BANK which shall be used by ATM Balancer to prepare the Balancing Status Report.

                                   SECTION 7

                     Expenses and NETWORK Interchange Fees

      7.1 Expenses Related to Third-Party Service Provider. ATM OWNER shall be responsible for all expenses related to the contract with the Third Party Service Provider. FUNDING BANK shall electronically debit ATM OWNER's Money Market Account for the amount of such expenses on the first business day, but no later than the tenth business day, of the month following the month in which the expenses occurred.

      7.2 Expenses Related to ATM Balancer. ATM OWNER shall be responsible for that percentage of all expenses related to the ATM Balancer, including but not limit to full-time (annual salary, annual increases of 3-5%, insurance) and/or peak-time personnel at a rate of $10.50 per hour. FUNDING BANK shall electronically debit the ATM OWNER's Money Market Account for the amount of such expenses on the first business day, but not later than the tenth business day, of the month following the month in which the expenses occurred.

      Should FUNDING BANK so choose, FUNDING BANK may revise the flat fee per ATM to cover ATM Balancer Expenses. In the event that FUNDING BANK does so, FUNDING BANK will provide ATM OWNER with thirty (30) days written notice of the change.

      7.3 Network Interchange Fees. If applicable, ATM OWNER shall be responsible for, and reimburse FUNDING BANK for, all NETWORK Interchange Fees, currently $.06 per transaction, charged to FUNDING BANK by the NETWORK. SPONSORED BANK and/or FUNDING BANK shall


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electronically debit ATM OWNER's Money Market Account for the amount of such fees on the first business day, but no later than the tenth business day, of the month following the month in which the fees occurred.

      7.2 Funding Fee. The Funding Fee shall be calculated as follows: the average daily balance of all Advanced Funds provided by FUNDING BANK to ATM OWNER in a particular month (the "Funding Month") shall be multiplied by Prime +2, and this amount shall be multiplied by the number of days in the Funding Month, then divided by 365. FUNDING BANK shall electronically debit the ATM OWNER's Money Market Account for the amount of the Funding Fee on the first business day, but no later than the tenth business day, of the month following the Funding Month.

                                   SECTION 8

                                Indemnification

      8.1 Indemnification by ATM OWNER. ATM OWNER agrees to indemnify, defend and hold harmless FUNDING BANK and its officers, directors, employees, agents affiliates and assigns from and against any and all losses, costs, claims, damages, fines, penalties, expenses (including attorney's fees) or liabilities they may incur as a result of (i) any failure by ATM OWNER, or by any entity that ATM OWNER controls or contracts with, to fulfill any of ATM OWNER's duties or obligations under this Agreement or under the Bylaws and Operating Regulations; (ii) FUNDING BANK's compliance with the terms of, or its duties under, this Agreement, including contracting with third parties; (iii) any failure to comply with applicable laws, rules or regulations; or (iv) otherwise in respect of or resulting from FUNDING BANK's funding of ATM OWNER'S ATMs.

      8.2 Indemnification by FUNDING BANK. FUNDING BANK agrees to indemnify and hold harmless ATM OWNER and its officers, directors, employees, agents, affiliates and permitted assigns from and against any and all losses costs, claims, damages, fines, penalties, expenses (including attorneys' fees) or liabilities they may incur arising out of any breach by FUNDING BANK of its obligation to fund ATM OWNER's ATMS.

                                   SECTION 9

                       Term and Termination of Agreement

      9.1 Term. This Agreement shall become effective upon the execution of all parties hereof, and unless sooner terminated as herein provided, shall terminate six months from the date first set forth above. After the initial term, this Agreement shall be subject to automatic successive renewals of one year each, unless either party notifies the other party of its election to terminate the Agreement at least three (3) months prior to the expiration of a term, unless and until terminated pursuant to the remaining provisions of this Section.


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      9.2 Right to Terminate Upon Breach. Any party shall have the right to terminate this Agreement at any time if:

            (a) Any other party breaches any of the provisions of this Agreement and fails to cure such breach within thirty (30) days of receipt of written notice thereof from either non-breaching party; or

            (b) Any other party (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; or (iii) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors and such proceeding is not dismissed within thirty
(30) days after the commencement of such proceeding, and the party terminating this Agreement provides written notice thereof to such other party.

            (c) If ATM OWNER and/or Representative of said Company has access to physical cash as identified in Section 3.7, this will constitute an immediate breach of contract. All advanced cash must be rendered back to FUNDING BANK upon breach.

            Termination shall become effective (i) under Subsection (a) automatically upon the expiration of the cure period in the absence of a cure; provided, however, that FUNDING BANK may in its sole discretion, extend any cure period for breach described in Subsection (a) by any other party; and (iii) under Subsection (b) immediately upon the non-terminating party's receipt of notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

      9.3 Right to Terminate After Six Months. Six (6) Months after the execution of this Agreement, any party may terminate this Agreement by giving the other parties ninety (90) days written notice of such termination.

      9.4 Right to Terminate by FUNDING BANK. Notwithstanding anything to the contrary contained herein, FUNDING BANK shall have the right to terminate this Agreement at any time in the event (a) any federal or state regulatory agency with authority over FUNDING BANK requires or requests, in writing, that FUNDING BANK terminate the Agreement, (b) the Board of Directors of FUNDING BANK or its parent holding company determines that FUNDING BANK's continued performance under the terms of this Agreement would constitute an unsafe or unsound banking practice, and so certifies to ATM OWNER in writing, or (c) the Board of Directors of FUNDING BANK or its parent holding company determines, upon review of ATM OWNER's financial statements required to be furnished pursuant to Section
3.5 above, that ATM OWNER's financial condition exposes FUNDING BANK to potential financial risks. Termination shall become effective under Subsection
(a) six (6) months after written notice unless, in the event of a "required" termination, the regulatory agency requiring or requesting termination specifies a termination date less than (6) six months after written notice, in which event the termination shall become effective as required or requested by the agency. Termination shall become effective under Subsections (b) and (c) thirty (30) days after written notice to ATM OWNER.


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      9.5 Effect of Termination. Notwithstanding anything to the contrary contained herein, in the event of any termination of this Agreement, the obligations of ATM OWNER under Section 7 and Section 8 for fees, expenses or other obligations incurred prior to the effective date of termination, and the obligations of ATM OWNER and FUNDING BANK under Section 8 for expenses or other liabilities arising from or related to acts or omissions which occurred prior to the effective date of termination, shall survive the termination of this Agreement.

                                   SECTION 10

                               General Provisions

      10.1 Notices. All notices and requests in connection with this Agreement shall be deemed delivered or given as of the day they are received and may be addressed as designated below or to such other address as the party receiving he notice requests by written notice to the other parties delivered in accordance with this Section.

      If to ATM OWNER:

            with a copy to:

                        American ATM Corp.
                        Mori Aaron Schweitzer
                        5063 N. Dixie Highway
                        Bocca Raton, FL 33431

      If to FUNDING BANK: ELECTRONIC BANKING/MERCHANT SERVICES
                        CENTER, A DIVISION OF
                        AMERICAN SECURITY BANK
                        175 Gwinnett Drive, Suite 330
                        Lawrenceville, GA 30245
                        Attention: EFT ADMINISTRATION DEPARTMENT

            With copy to:

                        Darryl Hebert, Esquire
                        AMERICAN SECURITY BANK
                        126 East Main Street
                        Ville Platte, LA 70586

      10.2. Changing Circumstances. The parties contemplate that opportunities may arise for different or additional NETWORKS or other entities to be utilized in the Debit Transactions


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contemplated hereby. The parties agree to negotiate in good faith in determining whether to utilize such different or additional entities, and if the parties shall so determine, to take such actions as shall be necessary to cause such entity to be utilized as part of the Debit Transactions contemplated hereby.

      10.3 Further Assurances. The parties hereto, from time to time after the execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary and proper to carry out and consummate more effectively the transactions contemplated hereby, the FUNDING BANK shall, at its sole discretion, modify and/or add operational procedures to ensure proficient reconcilement of said transaction(s) as defined hereafter in Exhibit B Amendment.

      10.4 Authority. Each of the parties hereto represents and warrants to the other parties that it has the requisite power and authority to enter into this Agreement and to fully perform its obligations hereunder.

      10.5 Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes and terminates all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect hereto.

      10.6 Modification. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      10.8 Severability. The provisions of this Agreement are severable and the invalidity of one or more provisions shall not be deemed to invalidate the reminder of this Agreement.

      10.9 Enforcement. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

      10.10 Headings. The descriptive headings of this Agreement have been inserted for convenience and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

      10.11 Waiver. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any party or their agents or employees, and may be waived only by instruments in writing signed by an authorized officer of the respective party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

      10.12 Assignment. Neither party may assign this Agreement without the prior written consent of the other party.


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      10.13 Indemnification by ATM OWNER and GUARANTOR. ATM OWNER and GUARANTOR
agree jointly and severally to indemnify, defend and hold harmless SETTLEMENT/SPONSOR BANK and FUNDING BANK and its officer, directors, employees, agents, affiliates and assigns from and against any and all losses, costs, claims, damages, fines, penalties, expenses (including attorney's fees) or liabilities they may incur as a result of (i) any failure by ATM OWNER, or by any entity that ATM OWNER controls or contracts with (including Merchants), to fulfill any of ATM OWNER's duties under this Agreement, or under the Bylaws and Operating Regulations; (ii) any failure by ATM OWNER, or by any entity that ATM OWNER controls or contracts with (including Merchants), to fulfill any of ATM OWNER's duties under any provision of processing services for Terminals; (iii) any failure by a Merchant to fulfill any of its duties under the Merchant Agreements, the Agreement between SETTLEMENT/SPONSOR BANK and FUNDING BANK and the Merchant or pursuant to the Bylaws and Operating Regulations; (iv) any failure by PROCESSOR to fulfill its obligations with respect to Debit Transactions contemplated hereby: (v) any failure to comply with applicable laws, rules or regulations; or (vi) otherwise in respect of or resulting from SETTLEMENT/SPONSOR BANK and FUNDING BANK's sponsorship of ATM OWNER. It is the understanding and agreement of the parties to this Agreement that SETTLEMENT/SPONSOR BANK and FUNDING BANK, having only undertaken to act as a sponsor for ATM OWNER into the REGIONAL NETWORK, shall not be liable for any acts or omissions on the part of ATM OWNER or any third party (including Merchants), whether with respect to Debit Transactions generated through Terminals or otherwise.

      10.14 Indemnification by SETTLEMENT/SPONSOR BANK and FUNDING BANK. SETTLEMENT/SPONSOR BANK and FUNDING BANK agree to indemnify and hold harmless ATM OWNER and its officers, directors, employees, agents, affiliates and permitted assigns from and against any and all losses, costs, claims, damages, fines, penalties, expenses (including attorneys' fees) or liabilities they may incur arising out of any breach by SETTLEMENT/SPONSOR BANK and FUNDING BANK of its obligation to sponsor ATM OWNER into REGIONAL NETWORK under this Agreement.

      10.15 Notification of Liens and Default. ATM OWNER agrees to notify FUNDING BANK of the name and address of any bank or entity which holds, now or at any time during the term of the Agreement, of the existence of any liens or security interests affecting any ATM units funded pursuant to this Agreement, and of any event of default occurring at any time during the term of this Agreement. ARM OWNER does further hereby give permission to FUNDING BANK to notify any such lienholder of the existence of its funds in any ATM unit subject to such lien.

      10.16 Signature of Guarantor. Pursuant to Paragraph 10.13, and in addition to the signature of the Guarantor on the Funding Agreement, the personal signature of the Guarantor is added below, agreeing to all terms of the Funding Agreement.

      10.17 Settlement from Settlement Account. SPONSORED BANK (Colonial Bank) agrees to the reimbursement of funds schedule and terms set forth in Paragraph 5.2.


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      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

ATTEST:                             ATM OWNER:

                                    AMERICAN ATM CORP.
/s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
Witness                                ---------------------------
                                    Title:  President
                                           -----------------------

                                         Corporate Seal
Sworn to and subscribed             GUARANTOR: (personally)
Before me this 7th day of
June, 1997.                         By:
                                       ---------------------------
                                    Title:
/s/ [ILLEGIBLE]                           ------------------------
-------------------------                 ------------------------
Notary Public

NOTARY SEAL - [ILLEGIBLE]

My commission Expires:

ATTEST:


-------------------------
Witness

Swore to and subscribed
Before me this __ day of
____, 199_.

-------------------------
Notary Public
My Commission Expires:

      ATTEST:                       FUNDING BANK:
                                    AMERICAN SECURITY BANK

By:   /s/ [ILLEGIBLE]               By: /s/ Martha Griffin
     ----------------               ---------------------------
Title:  EFT Manager                 Title: AVP of Operations

                                    Corporate Seal


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                                   EXHIBIT A
                        ATM OWNER'S MONEY MARKET ACCOUNT

NETWORK(S):

      HONOR
      CIRRUS
      PLUS
      Master Card
      Visa
      American Express

INSURANCE POLICIES:

      Commercial Crime Coverage Policy # CCP 0030463
      ATM Property Insurance Policy # BW-59384


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                                   SCHEDULE A

                              ATM TRANSACTION FEES

      **Advanced Funds Fee of Prime Rate +2(1st Day of Calendar Month based on New York Prime Rates)

      ATM Balancer Salary Reimbursement at $15.00 per hour

      Overtime Fees @ Time and a Half of Current Hourly Rate (as outlined in
      Section 7.2) ATM Adjustments at Expense or Income (over & short amounts)

      Third Party Service Provider Fees at Cost of Carrier (as outlined in
      Section 7.1)

      Wire Transfers - $15.00 outbound

      Wire Transfer Settlement Wires - $3.50

      EFT research fee per item (ACH, Wire Transfers, ATMs etc.) - $10.00 per item

      Interchange Network Fees $.06 per transaction (if applicable)

      ACH Original (if applicable) - $18.00

      ACH Return Items - $2.85 item


      Fees apply if applicable

**Prime Rate will never fall below 7%


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                                                                         Revised

                                   EXHIBIT B

                    ATM SETTLEMENT ACCOUNT NUMBER: 02-9875-1
                                   AMENDMENT

                    ATM FUNDING OPERATING PROCEDURES/POLICY
                                 (Section 10.3)

1. There is a ten to fifteen business day advance notice to fund new terminals.

2. Funds must not be transferred between terminals. You must provide us with bi-monthly reconcilement report(s) for each of your terminals.

3. Excess funds, at the end of each of your courier's balancing periods, must be returned to ASB (i.e., Cash must not be stock piled with your courier).

      To return these funds the following steps must be taken:

            A. Wire funds to AMERICAN SECURITY BANK ABA Number 065204977 for further credit to your settlement account number.

            B. Fax your wire notification(s) to the Electronic Banking Department at (770) 338-5629, listing amount of funds wired. This should include a breakdown of amounts by terminal.

Please note: It is imperative that you adhere to the above policies. Failure to do so may result in a breach of agreement.


FUNDING BANK:                             ATM OWNER:
AMERICAN SECURITY BANK                    American ATM Corp.

____________________________              By: [ILLEGIBLE], President
                                             -----------------------------------
                                          Date: June 7, 1997


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